EXHIBIT 10.23.3

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Agreement”) is made as of the 1st day of April, 2004, by and between 200 SOUTH VIRGINIA INVESTMENTS, LLC (“Landlord”) and ADVANCED TELECOM GROUP, INC. (“Tenant”).

Recitals.

A.                                   Tenant occupies certain premises in the building at 200 South Virginia Street, Reno, Nevada (the “Building”), under a Lease Agreement, dated July 31, 1999, between Landlord and Tenant, as amended pursuant to a First Amendment to Lease dated January 10, 1999, and a Second Amendment to Lease (the “Second Amendment”) dated August 1, 2001 (as amended, the “Lease”).  Terms with initial capitals used in this Agreement, unless otherwise defined herein, shall have the meanings given them in the Leases.

B.                                     Tenant desires to lease additional space in the Building and Landlord is willing to permit such expansion on the terms and subject to the conditions set forth in this Agreement.

Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree:

1.                                       Premises.  Effective June 7, 2004, the terms “Premises” or “Leased Premises” in the Lease shall be defined as (i) 555 rentable square feet of space located on the first floor of the Building (Suite 104), (ii) 6,100 rentable square feet of space located on the second floor of the Building (Suite 270 and 270A), and (iii) 2,123 rentable square feet of space on the sixth floor of the Building (Suite 625), in each case as depicted in the floor plans attached as Exhibit A to this Agreement.

2.                                       Base Rent.  Effective November 1, 2004, the Base Rent under the Lease shall he as follows:

Period	Monthly Base Rent*	Annual Base Rent
November 1, 2004 – July 31, 2005	$17,654.04	$211,848.48
August 1, 2005 – July 31, 2006	$18,185.40	$218,224.80
August 1, 2006 – July 31, 2007	$18.724.70	$224,696.40
August 1, 2007 – July 31, 2008	$19,287.79	$231,453.48
August 1, 2008 – July 31, 2009	$19,866.74	$238,400.88

* Such Monthly Base Rent does not include the Additional Rent for Tenant’s antennas on the roof of the Building, for which Tenant pays the additional sums specified at Section 5.5 of the Lease and Section 1 of the Second Amendment.

3.                                       Tenant Improvements.  Tenant, at Tenant’s sole cost and expense, shall make Tenant Improvements to the Premises, consisting of constructing the hallway from the main lobby to their generator per the plans attached as Exhibit B, and seal the existing generator room door.  Such Tenant Improvements to be completed by Tenant in accordance with the requirements of Section 7 of the Lease, and shall be substantially completed by July 1, 2004.

4.                                       Ratification.                                Except as amended hereby, the Lease is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

200 SOUTH VIRGINIA INVESTMENTS, LLC, an Oregon limited liability company

By:	SCANLANKEMPERBARD COMPANIES, an Oregon corporation, its Operating Manager

By:	/s/ M. Bardt
Title:

“Landlord”

ADVANCED TELECOM GROUP, INC., a Delaware corporation

By:	/s/ David M. O’Neill
Title:	President

“Tenant”

EXHIBIT B

Tenant Improvements